SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 28, 2009

Date of Report (Date of Earliest Event Reported)

LEFT BEHIND GAMES INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	000-50603	91-0745418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25060 HANCOCK AVENUE, SUITE 103 BOX 110, MURRIETA, CA		92562
(Address of principal executive offices)		(Zip code)

(951) 894-6597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 28, 2009, Left Behind Games, Inc., a Washington corporation (the “Company”), filed a Form 8-K therein reporting under Item 3.02 Unregistered Sales of Equity Securities; Item 3.03 Material Modification to Rights of Security Holders; Item 7.01 Regulation FD Disclosure; and Item 8.01 Other Events. This Amendment No. 1 amends Items 3.02 and 3.03 and restates such Items in their entirety. Items 7.01 and 8.01 have not been amended since the original filing.

Item 3.02 has been amended to disclose that Mr. Richard J. Knox, Jr. was issued ten (10) shares of Series D Convertible Preferred Stock, not five (5) as originally reported. Also, in the original filing, it was disclosed that Mr. Richard J. Knox, Sr. received five (5) shares of Series D Convertible Preferred Stock which he did not. Item 3.03 has been amended to disclose the voting rights of the Series D Convertible Preferred Stock.

Item 3.02 Unregistered Sales of Equity Securities

On September 28, 2009, the Board of Directors of Left Behind Games, Inc., a Washington corporation (the “Company”), with Mr. Richard J. Knox, Jr., recusing himself from making such determination, issued ten (10) shares of Series D Convertible Preferred Stock to and Richard J. Knox, Jr., a member of the Board of Directors of the Company, in consideration for services rendered. Such shares were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that such issuances did not involve a public offering of securities.

On September 28, 2009, the Board, with Troy A. Lyndon recusing himself from making such determination, agreed to issue one hundred (100) shares of Series D Convertible Preferred Stock and ten thousand (10,000) shares of Series C Preferred Stock, to Mr. Lyndon, the Company Chief Executive Officer and Principal Executive Officer, as a reward for significant improvements to the Company’s operations and market cap increase by more than 2000% over the past year. Such shares were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that such issuances did not involve a public offering of securities.

Item 3.03 Material Modification to Rights of Security Holders

On September 28, 2009, the Company filed a Certificate of Designations for a Series C Preferred Stock. The authorized number of Series C Preferred Stock is 10,000. The holders of the Series C Preferred Stock shall be entitled to vote on all matters to be voted upon by the holders of the Company’s common stock and each share shall have the voting equivalent of one million (1,000,000) shares of common stock. The voting rights of the Company’s common stockholders may be limited by the issuance of Series C Preferred Stock.

On September 28, 2009, the Company filed a Certificate of Designations for a Series D Convertible Preferred Stock. The authorized number of Series D Convertible Preferred Stock is 1,000. The holders of the Series D Convertible Preferred Stock have no voting power whatsoever, except as otherwise provided by the Washington Business Corporation Act and for provisions protection of the Series D Convertible Preferred Stock Certificate of Designations. In each instance, each share of Series D Convertible Preferred Stock shall be entitled to one vote.

Each holder of Series D Convertible Preferred Stock shall have the right, at such holder’s option, at any time or from time to time from and after the day immediately following the date the Series D Convertible Preferred Stock is first issued, to convert each share of Series D Convertible Preferred Stock into one million (1,000,000) fully-paid and non-assessable shares of the Company’s common stock. The voting rights of the Company’s common stockholders may be limited by the issuance and/or conversion of Series D Convertible Preferred Stock.

Item 7.01 Regulation FD Disclosure

On September 28, 2009, the Company issued the press release filed as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On September 28, 2009, the Board of Directors of the Company determined to do the following:

1.

Postpone the record date of the Company’s previously announced 3-for-2 forward stock split to the close of business on October 9, 2009;

2.

Postpone the change of the Company’s domicile from Washington to Nevada to a date yet to be determined; and

3.

Maintain the Company’s current corporate name, Left Behind Games, Inc., while continuing to do business as (dba) Inspired Media Entertainment.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.01(1)	Certificate of Designation of Series C Preferred Stock of Left Behind Games Inc.
3.02(1)	Certificate of Designation of Series D Convertible Preferred Stock of Left Behind Games Inc.
99.1(1)	Press Release dated September 28, 2009

(1)

Filed as an exhibit to Form 8-K filed by the Company on September 28, 2009 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT BEHIND GAMES INC.

DATE: October 1, 2009	By:	/s/ Troy Lyndon
	Name:	Troy Lyndon
	Title:	Chief Executive Officer (Principal Executive Officer)

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